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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the use of our report, Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests of Tatham Offshore, Inc., dated as of June 30, 1996, and all references to our firm appearing in DeepTech International Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1996.


                                        Ryder Scott Company
                                        Petroleum Engineers


Houston, Texas
April 4, 1997